Exhibit 23(b)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated February 25, 2011 relating to the financial statements and financial statement schedule, which appear in LG&E and KU Energy LLC’s Annual Report on Form 10-K for the year ended December 31, 2011.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Louisville, Kentucky

April 12, 2012